                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                       Shares                  % of
      Company                               Organization               Outstanding           Ownership
      -------                               ------------               -----------           ---------
Polaris Industries Inc.                  Delaware Corporation                100                100%
("Polaris Delaware")

Polaris Real Estate                      Delaware Corporation              1,000                100%(1)
Corporation of Iowa, Inc.

Polaris Real Estate                      Delaware Corporation              1,000                100%(2)
Corporation

Polaris Industries Export                Barbados Corporation              1,000                100%
Ltd.

Polaris Industries Ltd.                  Manitoba Corporation                101                100%(3)

Polaris Acceptance Inc.                  Minnesota Corporation                 1                100%

Polaris Sales Inc.                       Minnesota Corporation               100                100%(4)

Polaris Sales Australia Pty Ltd.         Australian Corporation                1                100%(5)

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(1), (2), (3) and (4) Owned 100% by Polaris Delaware.

(5) is Owned 100% by Polaris Sales, Inc.